Mintz & Partners LLP


                          INDEPENDENT AUDITORS' CONSENT

                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation in this Registration Statement (No.333-129579) on Form SB-2 of Environmental Solutions Worldwide, Inc. on Form SB-2/A of our report dated March 28, 2006, appearing in the Annual Report on Form 10-KSB for the year ended December 31, 2005 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Toronto, Canada
May 4, 2006


/s/ MINTZ & PARTNERS LLP
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MINTZ & PARTNERS LLP
Chartered Accountants